EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made this 1st day of June 2023, by and between Massimo Meneghello, a resident of Italy (the “Employee”), and All Things Mobile Analytic Inc., a Nevada corporation (“ATMH” or “the Company”), with a business address of Wells Fargo Plaza, 333 South East 2nd Avenue, Suite 2000, Miami, Florida 33131, both parties hereafter sometimes referred to together as the “Parties” and individually as a “Party”.

AGREEMENTS

In consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the Parties, subject to the terms and conditions set forth herein, agree as follows:

1. Employment and Term. ATMH hereby employs the Employee and Employee hereby accepts the offer of employment with the Company as Chief Executive Officer, and President of the Company. The employment under this Agreement will commence on June 1, 2023. The place of employment will be in the state of Florida.

2. Duties. During the term of employment, the Employee shall serve the Company faithfully and to the best of his ability and shall devote full business time during ordinary business hours and such additional time as required for the position of Chief Executive Officer, and President, and to provide attention, skills and efforts (except for permitted vacations, reasonable periods of illness or other incapacity) to the performance of the duties required by or appropriate for his Position. The employee shall be responsible for customary duties related to these positions. In his capacity as an officer of the Company, he will report to the Board of Directors of the Company (the “Board”) from time to time.

3. Compensation. During his period of employment hereunder, The Company will pay the employee a gross monthly base salary (see below), less applicable withholdings and deductions, payable in accordance with the Company’s normal payroll practices. The monthly salary of Two Thousand Five Hundred Dollars ($2,500.00) (the “Salary”) shall be paid as described below. The parties shall review the Salary and terms of compensation on an annual basis and may, but are not required to, make upward adjustments from time to time.

(i)

The Employee shall be paid the monthly salary by way of the quarterly issuance of unregistered restricted shares of common stock of ATMH (the “Shares”), valued at a 30% discount to the market price of the Shares based on the Market price on the OTCQB Market, on the last day of each quarter, until the Company, at its sole discretion is in a position to pay the Employee in cash.

4. Benefits, Bonus and Vacation.

(i)

When the Company adopts a health care package, the Employee will be eligible for health coverage from the beginning date of employment. The Employee shall be entitled to participate in the standard package of health benefit plans adopted by ATMH;

(ii)

Employee shall be entitled to participate in any employee stock option plan which Company may adopt from time to time, for senior management, assuming Employee shall have fulfilled the eligibility requirements for participation therein;

(iii)

Vacation – The employee shall be entitled to four (4) weeks paid vacation or eight precent (8%) of earnings paid vacation in each calendar year of employment with the Company, pro-rated for partial years. Such vacation must be taken at a time or times acceptable to the Company having regard to the Company’s operations. All vacation entitlement must be taken in the year it is granted. However, the employee shall be entitled to either carry forward any unused vacation days to the next calendar year or redeem the remaining unused vacation as a paid salary at the end of the calendar year and any such unused vacation shall be forfeited;

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All salary and benefits payments stated in the compensation section to this agreement, will commence immediately at the beginning date of employment.

5. Reimbursement of Expenses. Subject to compliance with any applicable policies of the Company, as amended from time to time, Employee shall be entitled to receive reimbursement, within ten (10) days of submission to the Company of all reasonable supporting documentation, for all reasonable business expenses incurred by him in connection with the performance of his duties under this Agreement.

6. Confidentiality. Employee recognizes and acknowledges that the Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the Company and its subsidiaries and affiliates. As a result, both during the Term and thereafter, Employee shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company and its subsidiaries and affiliates, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company (“Proprietary Information”) revealed, obtained or developed in the course of his employment with the Company, unless and to the extent the Proprietary Information becomes generally known to and available for use by the public other than as a result of Employee’s acts or omissions. In the event that the Employee is requested or required (by oral questions, interrogatories, requests for Proprietary Information or documents in a court or administrative proceeding, subpoena, civil investigative demand or other similar process) to disclose any Proprietary Information, the Employee will provide the Company prompt notice of any such request or requirement so that the Company may, at the Company’s expense, seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other similar remedy or the receipt of a waiver from the Company, the Employee reasonably determines that disclosure of Proprietary Information is required to comply with such process or applicable law, the Employee may, without liability under this Agreement, disclose to the appropriate authority only that portion of the Proprietary Information which, on advice of counsel, he reasonably believes he is required to disclose.

7. Property. All rights, title and interest in and to Proprietary Information and intellectual property developed by the Company or its subsidiaries or affiliates prior to, or during, the Term of Employment shall be and remain the sole and exclusive property of the Company. During the term of employment, Employee shall not remove from the Company’s offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless reasonably necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his Position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Employee shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and immediately following the termination of his employment with the Company, he shall return to the Company, or destroy at the Company’s direction, all originals and copies of the foregoing then in his possession, whether prepared by Employee or by others.

8. Non-Solicit. The Employee shall not, for his own purposes or gain, or for the purposes of any third party, during her employment and the 24 month period immediately following any cessation thereof (without regard to the reason for that cessation or whether that cessation is initiated by the Company or by the Employee) (the “Restricted Period”), do any of the following directly or indirectly without the prior written consent of the Company:

(a) solicit or call on, for competitive purposes, either directly or indirectly, either any (i) client or prospective client with whom the Company or its subsidiaries or affiliates shall have sold or offered to sell its services or products at any time during the two (2) year period immediately preceding the termination of Employee’s employment hereunder; or (ii) any supplier or prospective supplier with whom the Company or its subsidiaries or affiliates shall have purchased, been solicited to or offered to purchase products or services from at any time during the two (2) year period immediately preceding the termination of Employee’s employment hereunder;

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(b) influence or attempt to influence any consultant, agent, supplier, potential supplier, or client or potential client of the Company or its subsidiaries or affiliates to terminate or modify any written or oral agreement or course of dealing with the Company or its affiliates; or

(c) directly or indirectly influence or attempt to influence any person to terminate or modify her employment, consulting, agency, distributorship or other arrangement with the Company or its subsidiaries or affiliates., or (ii) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or its subsidiaries or affiliates as an employee, consultant, agent or distributor of the Company or its subsidiaries or affiliates at any time during the two (2) year period immediately preceding the termination of Employee’s employment hereunder.

9. Termination of Employment. Either Party may terminate this Agreement for any reason, with or without Cause, hereinafter defined, as the case may be, at any time upon forty-five (45) days prior written notice to the other party of its decision to terminate (except in the event of a termination for Cause, whereupon Employee’s termination shall be effective immediately upon written notice thereof).

“Cause” shall mean termination for any of the following:

(a)

Employee’s conviction of a felony or a crime involving commission of an act of or omission involving dishonesty in the performance of her duties to the Company or its subsidiaries or fraud against the Company or its subsidiaries;

(b)	Employee’s substantial and repeated failure to perform the duties of the office held by the Employee as reasonably directed by the Board;

(c)	Employee’s gross negligence or willful misconduct with respect to the Company or its subsidiaries;

(d)

Employee’s harassment of or discrimination against the Company’s or its subsidiaries, employees, customers or vendors in violation of the Company or its subsidiaries’ policies with respect to such matters; and,

(e)

Employee’s misappropriation of funds or assets of the Company or its subsidiaries for personal use or willful violation of Company or its subsidiaries’ policies or standards of business conduct as determined in good faith by the Board.

If during the Term, Employee’s employment is terminated by the Company with Cause then the Company’s obligation to Employee will be limited solely to the payment of accrued and unpaid Salary though the date of such termination and reimbursement for expenses, in accordance with Section 5, incurred prior to the termination of employment. All compensation and benefits will cease at the time of such termination and the Company will have no further liability or obligation by reason of such termination.

If during the Term, Employee’s employment is terminated by the Company without Cause then the Company shall pay to Employee:

(i) the accrued and unpaid Salary through the date of such termination and reimbursement for expenses, in accordance with Section 5, incurred prior to the termination of employment; and

(ii) a lump sum in cash equal to the total remaining Salary of the full Employment Term due under this agreement; and

(iv)	in addition, the Company shall immediately vest the remaining outstanding, non-vested shares as specified in Section 3(b)

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9.5 Death or Disability.

(a) The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability.

(b) If the Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to receive the Accrued Amounts.

(c) Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

(d) For purposes of this Agreement, "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to perform the essential functions of her job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

10. Other Agreements. Employee represents and warrants to the Company that:

(a) There are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee’s execution of this Agreement or Employee’s employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Employee’s employment hereunder, or would prevent, limit or impair in any way the performance by Employee of her obligations hereunder;

(b) Employee’s execution of this Agreement and Employee’s employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound;

(c) Employee is free to execute this Agreement and to enter into the employ of the Company pursuant to the provisions set forth herein; and

(d) Employee shall disclose the existence and terms of the restrictive covenants set forth in this Agreement to any employer that the Employee may work for during the term of this Agreement (which employment is not hereby authorized) or after the termination of the Employee’s employment at the Company if such restrictive covenants are then in full force and effect.

11. Survival of Provisions. Except as otherwise set forth in this Agreement, the provisions of this Agreement (including, without limitation, Sections 6, 7, 8, 9, 10, 11, 12 and 19) shall survive the cessation of Employee’s employment as set forth herein.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Employee and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Employee nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other parties hereto, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such successor assumes in writing all of the obligations of the Company under this Agreement.

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13. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered in person, sent by recognized overnight courier or sent by certified or registered mail, return receipt requested, addressed to the last known address of the party or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

14. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

15. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

16. Governing Law.

(a) This Agreement shall be construed and enforced in accordance with the substantive laws of the Nevada without reference to its conflicts of law principles.

(b) Notwithstanding the substantive laws to be applied and the residence of the Parties, in the event of any dispute hereunder, the jurisdiction for resolution of such dispute shall be state of Nevada.

17. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

18. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

19. Specific Enforcement; Extension of Period.

(a) Employee acknowledges that the restrictions contained in Sections 6, 7, and 8 hereof are reasonable and necessary to protect the legitimate interests of the Company and its subsidiaries and affiliates, that the duration of the restrictions are reasonable given the nature of this Agreement and the position Employee holds within the Company, and that the Company would not enter into this Agreement unless Employee agrees to be bound by the restrictions set forth in Sections 6, 7 and 8 hereof.

(b) Employee acknowledges that any breach by of Sections 6, 7, and 8 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Employee shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of any such breach by Employee, the Company shall have the right to enforce the provisions of Sections 6, 7, and 8 of this Agreement by seeking injunctive or other similar equitable relief in any court, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company. If an action at law or equity is necessary by the Company to enforce or interpret the terms of this Agreement, the Company shall be entitled to recover, in addition to any other relief, reasonable attorneys’ fees, costs and disbursements. In the event that the provisions of Sections 6, 7 or 8 hereof should ever be adjudicated to exceed the time, geographic, or other limitations permitted by applicable law in any applicable jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable law.

(c) In the event that Employee shall be in breach of any of the restrictions contained in Section 8 hereof, then the Restricted Period shall be extended for a period of time equal to the period of time that Employee is in breach of such restriction.

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20. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

22. Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT SHE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND, the parties have caused this Agreement to be executed on the day and year first written above by and between:

ALL THINGS MOBILE ANALYTIC INC.
___________________________________ By: Massimo Travagli Its: Chief Financial Officer	___________________________________ By: Massimo Meneghello Employee

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